UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023 (October 11, 2023)

BURTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3529 Porter St,

Washington, DC 20016

(Address of principal executive offices, including zip code)

(202) 600-5757

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	BRKHU	The Nasdaq Stock Market, LLC

Class A Common Stock, par value $0.0001 per share	BRKH	The Nasdaq Stock Market, LLC

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	BRKHW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 11, 2023, BurTech Acquisition Corp., a Delaware corporation (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was not in compliance with Nasdaq Listing Rule 5450(a)(2) (the “Listing Rule”) for failing to maintain a minimum of 400 Total Holders for continued listing, which is required by the Nasdaq Global Market.

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Market. The Notice states that the Company has 45 calendar days from the date of the Notice, or until November 27, 2023, to submit a plan to regain compliance with the Listing Rule, and if accepted, Nasdaq may grant the Company up to 180 calendar days from the date of the Notice, or until April 8, 2024, to regain compliance.

The Company plans to present its plan to regain compliance with the Listing Rule as soon as practicable, and in any event within the abovementioned time frame.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURTECH ACQUISITION CORP.

	By:	/s/ Shahal Khan
		Name:	Shahal Khan
		Title:	Chief Executive Officer

Dated: October 16, 2023